Exhibit 99.1

Netlist Reports Third Quarter 2025 Results

IRVINE, CALIFORNIA, November 6, 2025 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the third quarter ended September 27, 2025.

Recent Highlights:

•	Operating Expenses for the nine months ended September 27, 2025 decreased by 38% or $17.0 million compared to the same prior year period.
•	Net Loss for the nine months ended September 27, 2025 improved by 45% compared to the same prior year period.

“Third quarter performance reflects strong demand for DDR5 memory and reduced operating expenses.” said Chief Executive Officer, C.K. Hong. “Netlist is well positioned to capitalize on the transition to next generation memory through its product offering and its IP assets including new patents covering DDR5 and HBM. In September, we took action before the U.S. International Trade Commission seeking remedial orders that direct U.S. Customs and Border Protection to stop Samsung memory products that infringe on Netlist’s intellectual property from entering the country.”

Net sales for the third quarter ended September 27, 2025 were $42.2 million, compared to net sales of $40.2 million for the third quarter ended September 28, 2024. Gross profit for the third quarter ended September 27, 2025 was $1.8 million, compared to a gross profit of $1.1 million for the third quarter ended September 28, 2024.

Net sales for the nine months ended September 27, 2025 were $112.9 million, compared to net sales of $112.8 million for the nine months ended September 28, 2024. Gross profit for the nine months ended September 27, 2025 was $4.5 million, compared to a gross profit of $2.6 million for the nine months ended September 28, 2024.

Net loss for the third quarter ended September 27, 2025 was ($7.0) million, or ($0.02) per share, compared to a net loss of ($9.4) million in the same prior year period, or ($0.04) per share. These results include stock-based compensation expense of $0.8 million and $1.1 million for the quarters ended September 27, 2025 and September 28, 2024, respectively.

Net loss for the nine months ended September 27, 2025 was ($22.6) million, or ($0.08) per share, compared to a net loss in the same prior year period of ($41.2) million, or ($0.16) per share. These results include stock-based compensation expense of $2.7 million and $3.6 million for the nine months ended September 27, 2025 and September 28, 2024, respectively.

As of September 27, 2025, cash, cash equivalents and restricted cash were $20.8 million, total assets were $56.3 million, working capital deficit was ($14.5) million, and stockholders’ deficit was ($13.3) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 6, 2025 at 12:00 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 27, 2025. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist’s inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's ability to execute on its strategic initiatives, the results of pending litigations and Netlist’s ability to successfully defend its intellectual property. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance and reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final orders by the trial court for the Samsung litigation, risks that Micron will appeal the final orders by the trial court (appeals in general could cause a lengthy delay in Netlist's ability to collect damage awards, could overturn the verdicts or reduce the damages awards); risks that Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including the ongoing conflicts between Russia and Ukraine and Israel and Palestine, factory slowdowns and/or shutdowns, and changes in international tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 28, 2025, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In particular, you are encouraged to review the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2025 that will be filed with the SEC for any revisions or updates to the information in this release. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	September 27,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$10,544	$22,507
Restricted cash	10,300	12,100
Accounts receivable, net	4,154	1,671
Inventories	17,565	2,744
Prepaid expenses and other current assets	12,312	733
Total current assets	54,875	39,755

Property and equipment, net	346	517
Operating lease right-of-use assets	683	1,101
Other assets	439	466
Total assets	$56,343	$41,839

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$37,283	$42,307
Revolving line of credit	3,437	1,230
Accrued payroll and related liabilities	865	808
Deferred revenue	26,974	40
Other current liabilities	861	2,675
Total current liabilities	69,420	47,060
Operating lease liabilities	181	641
Other liabilities	34	186
Total liabilities	69,635	47,887

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	293	273
Additional paid-in capital	346,678	331,367
Accumulated deficit	(360,263)	(337,688)
Total stockholders' deficit	(13,292)	(6,048)
Total liabilities and stockholders' deficit	$56,343	$41,839

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
Net sales	$42,234	$40,186	$112,915	$112,828
Cost of sales(1)	40,396	39,044	108,385	110,198
Gross profit	1,838	1,142	4,530	2,630
Operating expenses:
Research and development(1)	822	2,177	2,548	6,987
Intellectual property legal fees	5,035	5,349	15,542	28,403
Selling, general and administrative(1)	3,131	3,271	9,604	9,353
Total operating expenses	8,988	10,797	27,694	44,743
Operating loss	(7,150)	(9,655)	(23,164)	(42,113)
Other income, net:
Interest income, net	106	162	459	796
Other income, net	34	88	130	167
Total other income, net	140	250	589	963
Loss before provision for income taxes	(7,010)	(9,405)	(22,575)	(41,150)
Provision for income taxes	—	—	—	1
Net loss	$(7,010)	$(9,405)	$(22,575)	$(41,151)

Loss per common share:
Basic and diluted	$(0.02)	$(0.04)	$(0.08)	$(0.16)
Weighted-average common shares outstanding:
Basic and diluted	292,557	258,025	280,229	256,509

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$12	$16	$62	$82
Research and development	93	238	438	798
Selling, general and administrative	655	876	2,244	2,752
Total stock-based compensation	$760	$1,130	$2,744	$3,632